COOPERATION AGREEMENT

This Cooperation Agreement (the "Agreement") is entered into as of January 11, 2001 (the "Effective Date") by and between e21 Corp., a California corporation ("e21") and DIT Ventures, Inc. ("DIT"), a Michigan corporation. Certain capitalized terms are attached hereto:

A. e21 owns and operates a website called e21times.com which provides information regarding e-commernce which is located in Fremont, California, USA.

B. DIT owns and operates a website called Quote888.com which provides information pertaining to the North American stock market which is located in El Monte, California, USA.

Now, therefore, in consideration of the mutual promises and covenants contained herein, the Parties hereto, intending to be legally bound, agree as follows:

Section 1 Cooperation Content

e21 and DIT will develop cooperation relationship through providing the content of e21times.com in Chinese and related materials necessary to DIT and DIT will provide specified exposure locations on their web site for e21 on the terms and conditions set forth in this Agreement.

Section 2 Key Responsibilities

Development and Operation: During the term, to promote e21times.com and certain selected content, DIT will develop, host and ensure that Cooperation Content is accessible to DIT users. e21 will provide and update the Cooperation Content, and DIT will develop Links from areas within the Quote888.com site to promote Cooperation Content in substantially the manner set forth on Section 3.

Section 3 Description of Cooperation Content

2.1 e21 will provide contents to DIT including:

a) Quote888.com may choose up to seven (7) daily Chinese articles from e21times.com to display on its web site, but those articles can't be posted for more than 21 days

b) Logo Sponsorship: Quote888.com will be featured on e21times.com as a recommended website and a linkable logo of Quote888.com shall be placed on e21times.com.

2.2 DIT will provide the exposure space on their Quote888.com web site for

e21 including:

a) Make note This news/article is provided by e21times.com after each article provided by e21.

b) Logo Sponsorship: e21times.com will be featured as a recommended website on Quote888.com and a linkable logo of e21times.com shall be placed on Quote888.com

c) Provide a banner ads space (468*60) for e21 on the main Quote888/e21times co-branded section page during the Agreement and e21 can use it freely.

Section 4 Licenses

4.1 Grant of License by e21: e21 and e21times.com hereby grants to DIT a non-

exclusive, royalty-free, world-wide license under all of e21's Intellectual

Property Rights to use, reproduce, publicly display, public perform and distribute the e21times.com Brand Features, the content or any other materials provided by

e21times.com during the term of this agreement in the Quote888.com website.

4.2 Ownership: As between e21 and DIT, e21 will have full and exclusive right, title and ownership interest in and to the e21, Brand Features,

the Cooperation Content, except to the extent any ownership is vested in

DIT pursuant to sub-section.

4.3 Representation and Warranties: e21 represents and warrants to DIT that it shall be responsible for any misrepresentation or omission of any material fact of the Cooperation Content and shall resolve any issue resulting therefrom.

e21 will pay all costs, damages and expenses, including, but not limited to,

reasonable attorneys' fees and costs awarded ( as a result of final adjudication)

against or otherwise incurred by DIT in connection with or arising from any such claim, suit, action or proceeding attributable to any such claim.

If the issue happened due to DIT's misrepresentation or omission during their reproduction or re-editing etc. improper actions, DIT shall take the responsibility and will pay all costs, damages and expenses, including, but not limited to, reasonable attorneys' fees and cost finally awarded against or otherwise incurred by e21 in connection with or arising from any such claim, suit,

action or proceeding attributable to any such claim.

Section 5 Confidentiality

5.1 Confidentiality Information: Each party agrees to keep confidential and to use only for purpose of performing under this agreement, any proprietary or confidential information relating to the other party's technology, marketing and business ("Confidential Information") disclosed pursuant to this agreement which is appropriately marked as confidential or which could reasonably be considerer of a proprietary or confidential nature. Each party shall not disclose any applicable

Confidential Information to any third party without the prior written consent of the other party.

5.2 Termination: All Confidential Information shall remain the property of the disclosing party. Upon any termination of this agreement, the receiving party shall return or destroy all Confidential Information of the disclosing party, and all copies thereof, in the possession or control of the receiving party unless otherwise provided herein.

Section 6 Term

6.1 This Agreement is non-exclusive and will become effective as of the Effective Date and shall remain in effect for six (6) months therefrom; this Agreement may be extended or renewed through the written consent of the parties.

6.2 Early Termination: This agreement may be terminated at any time by either party,

effective immediately upon notice, if the other party

a) becomes insolvent;

b) files a petition in bankruptcy or

c) makes an assignment for the benefit of its creditors

Either party may terminate the agreement, effective upon thirty (30) days notice, in the event that the other party breaches any of its responsibilities or obligations under the agreement, in any respect (including without limitation, failure to pay) which breach is not remedied within thirty (30) days following written notice to such party.

Section 7 Arbitration

Any dispute or claim arising out of or in connection with this agreement will be finally settled by binding arbitration in California, USA in accordance with the laws of the state of California.

The parties have caused this agreement to be executed by their duly authorized representatives as of the date first written above.

e21 Corp. DIT Ventures, Inc.

By: Jeff Zhao By: Kenneth Yeh

_______________________ __________________________

Title: Publisher Title: President

Address: 41900 Christy Street Address: 9420 Telstar Ave, Suite 211

Fremont, CA94538 El Monte, CA 91731

USA USA